Exhibit 5.1

June 29, 2026	C. Paul W. Smith Direct Dial: 506.632.2787 Direct Fax: 506.652.1989 psmith@stewartmckelvey.com

Novanta Inc.

125 Middlesex Turnpike

Bedford, Massachusetts

USA 01730

Ladies and Gentlemen:

We have acted as New Brunswick counsel to Novanta Inc., a New Brunswick corporation (the “Company”), in connection with (a) its filing on today’s date, with the United States Securities and Exchange Commission (the “Commission”), of a registration statement on Form S-3 (the “Registration Statement”), including the prospectus of the Company (the “Prospectus”), under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the resale of up to 2,142,857 common shares of the Company (the “Securities”) to be resold from time to time by certain securityholders of the Company pursuant to the Registration Statement and the Prospectus.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein.

As such counsel, we have examined and relied upon originals or copies of such agreements, instruments, corporate records, certificates and other assurances of officers of the Company and other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

Based upon and subject to the foregoing, we are of the opinion that the Securities have been authorized by all necessary corporate action of the Company and such Securities are validly issued as fully paid and non-assessable securities of the Company.

The opinions set forth herein are limited to the laws of the Province of New Brunswick and we express no opinion as to the laws of any other jurisdiction.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, including in the Prospectus constituting a part thereof, and in any amendment or supplement thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours very truly,

/s/ STEWART McKELVEY